                                                                    EXHIBIT 10.8

Note: Information in this document marked with an "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                              iBEAM and Microsoft
                   Broadband Streaming Initiative Agreement

     This Broadband Streaming Initiative Agreement (the "Agreement") is entered into and effective as of September 20, 1999 (the "Effective Date") by and between Microsoft Corporation, a Washington corporation located at One Microsoft Way, Redmond, WA 98052 ("Microsoft") and iBEAM Broadcasting Corporation, a Delaware Corporation located at 645 Almanor Avenue, Sunnyvale, CA 94086 ("iBEAM").

                                   Recitals

iBEAM is an application service provider capable of delivering Internet-related broadband multimedia applications and services for independent content providers and corporate customers (referred to collectively as "ICPs"), including competitively priced hosting and broadcasting services for live and on-demand broadband Streaming Media.

Microsoft is a developer of operating system technologies and tools for the development and serving of broadband multimedia applications and content, including Streaming Media.

Microsoft has established a "Broadband Streaming Initiative," whereby Microsoft desires to promote adoption of Windows Media Technologies ("WMT") for broadband multimedia applications on the Internet.

Microsoft wishes to engage iBEAM as, and iBEAM wishes to become, a supplier and promoter of broadband multimedia applications and services in connection with Microsoft's upcoming Broadband Streaming Initiative.

                                   Agreement

     This Agreement is entered into with reference to the following information ("Initial Definitions Table") as well as the definitions set forth below:


-----------------------------------------------------------------------------------------------------
iBEAM Information:                           Corporate Name:  iBEAM Broadcasting Corporation
                                             Place of Incorporation: Delaware
                                             Address for Notices:  645 Almanor Avenue, Suite 100,
                                             Sunnyvale, CA  94086
-----------------------------------------------------------------------------------------------------
iBEAM Contact:                               iBEAM Contact/Title: Chris Dier, CFO
                                             Telephone Number:  (408) 523-1603
                                             Facsimile Number:  (408) 730-8937
                                             Email: cdier@ibeam.com
-----------------------------------------------------------------------------------------------------
iBEAM Name and iBEAM Service Name(s)         iBEAM Name:   iBEAM Broadcasting
(for use in press release):                  iBEAM Service Name(s):  DirectCast
-----------------------------------------------------------------------------------------------------


                   Microsoft Confidential & Proprietary             Page 1 of 9

-----------------------------------------------------------------------------------------------------
iBEAM Web Site:                              www.ibeam.com and any successors and additional and/or
                                             new versions of a web site owned or controlled by iBEAM
                                             during the Term.
-----------------------------------------------------------------------------------------------------
Term:                                        Beginning as of the Effective Date and continuing
                                             through September 30, 2002 unless earlier terminated in
                                             accordance with Section 9.
-----------------------------------------------------------------------------------------------------

1.    Definitions

1.1 Above the fold means the placement of Content (including an icon and/or link) or other material on an iBEAM Web Site Page such that the material is viewable on a computer screen at a 800 x 600 pixels resolution when the user first accesses such web page and without having to scroll down to view more of the web page.

1.2 Broadband Streaming Initiative ICP Participant means an ICP or other customer designated by Microsoft in its sole discretion (including without limitation Microsoft or any of its affiliates) to use Network Credits in support of the Broadband Streaming Initiative as contemplated by this Agreement.

1.3 Confidential Information means: (i) any source code of software disclosed by either party to the other party; (ii) any trade secrets and/or other proprietary non-public information not generally known relating to either party's product plans, designs, costs, prices or names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and (iii) the terms and conditions of this Agreement. "Confidential Information" does not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party prior to the time of disclosure and is not subject to restriction; (iii) is independently developed by the receiving party without the use of the other party's Confidential Information; (iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is made generally available by the disclosing party without restriction on disclosure.

1.4 Content means data, text, audio, video, graphics, photographs, artwork and other technology and materials.

1.5 iBEAM Services means the provision of hosting, serving, broadcasting, and/or other applications and services involving "live" and "on-demand" broadband Streaming Media for third parties.

1.6 iBEAM Services Guidelines means the guidelines and procedures related to this Agreement with respect to how iBEAM will be engaged by Broadband Streaming Initiative ICP Participants to provide iBEAM Services to such customers and will apply Network Credits against such provision of services, as more fully described in Exhibit A.

1.7 Microsoft Software means Windows NT Server (including Windows Media Streaming Media and Site Server 3.0) and direct successors thereto.

1.8 Network Credits means credits available to pay for iBEAM Services which credits are equal in value to the Network Credits Fee Amount having been paid by Microsoft from time to time during the Term, less amounts having been applied pursuant to this

                   Microsoft Confidential & Proprietary                   Page 2

       Agreement to reflect the provision of iBEAM Services to Broadband Streaming Initiative Participants, as further set forth in Section 2.1 and Exhibit A.

1.9 Streaming Media means multimedia Content that is transmitted live or held in archive on servers and played or displayed via the Web incrementally, or in semi-real time, such that it can be heard, viewed or received by an end user with minimal download delays, if any.

1.10 Updates means, as to any Microsoft software, all subsequent public releases thereof during the Term, including public maintenance releases, error corrections, upgrades, enhancements, additions, improvements, extensions, modifications and successor versions.

1.11 Windows Media Format means (a) the Windows Media Audio format which encodes files with the Microsoft Audio codec (.wma extension), (b) the proposed industry standard format referred to as the "Advanced Streaming Format" (.asf extension), which as of the Effective Date is in comment/revision processes within industry standards bodies, and (c) any successors or replacements for such formats that may be designated by Microsoft, regardless of the brand or trademark under which they are made available from time to time.

1.12 Windows Media Player means the North American English version of the upgrade to the Windows 95 and Windows 98 Microsoft Windows Media Player client technology that displays Streaming Media in Windows Media Format, other formats of Streaming Media, and other multimedia data-types, and all successors and Updates to such technology which are commercially released during the Term.

1.13 Windows Media Technologies or "WMT" means, collectively and interchangeably, Windows Media Player and Windows Media Streaming Media services for the Windows NT operating system.

All other initially capitalized terms shall have the meanings assigned to them in this Agreement.


2.     Microsoft Obligations

2.1 Network Credits Fee. Microsoft agrees to pay to iBEAM a Network Credits Fee Amount of Five Hundred Thousand Dollars ($500,000.00), which fee will pre-pay for iBEAM web hosting services and other iBEAM Services which Microsoft may then use in accordance with this Agreement either for Microsoft's internal operations or for the benefit of Broadband Streaming Initiative ICP Participants or iBEAM customers. Microsoft will pay the Network Credits Fee Amount of Five Hundred Thousand Dollars ($500,000.00) in accordance with the following schedule: (a) Three Hundred Thousand Dollars ($300,000.00) after iBEAM delivers an invoice for such amount to Microsoft, which invoice iBEAM may deliver on or after the Effective Date; (b) One Hundred Thousand Dollars ($100,000.00) on January 15, 2000, and (c) One Hundred Thousand Dollars ($100,000.00) on April 15, 2000. All amounts payable under this Agreement shall be due on a net thirty (30) day basis. Such fees shall be refundable by iBEAM to Microsoft only to the extent set forth in Section 9.

2.2 Deployment Support. During the Term, and at no charge to iBEAM, Microsoft shall provide high-level technical support in the United States from Microsoft's developer relations group or product support group in order to assist iBEAM with carrying out its obligations under this Agreement (with Microsoft selecting in its discretion which of these groups will provide support). Such support shall include providing reasonable on-site deployment support services to iBEAM, provided that Microsoft shall be entitled to charge iBEAM at its then-current rates for any such on-site

                   Microsoft Confidential & Proprietary                   Page 3
       deployment support services which exceed a cumulative total of [*] person-weeks (i.e., a total of [*] hours).

2.3 Promotion of iBEAM's Services. In conjunction with its Broadband Streaming Initiative, Microsoft agrees to publicly announce that iBEAM is a Microsoft recommended solution provider for ICPs who are using WMT to run high bandwidth Streaming Media applications in a manner commercially similar to the level of promotion provided to the other application service providers who are Broadband Streaming Initiative Participants. Thereafter, during the Term, Microsoft will use commercially reasonable, good faith efforts to include and promote iBEAM as a provider of hosting and other applications and services related to Streaming Media, including without limitation as part of Microsoft's applicable marketing efforts and materials, sales training, Web sites, and other promotions, consistent with Microsoft's promotion of other Broadband Streaming Initiative application service providers which have entered into agreements with Microsoft on similar terms to this Agreement.

2.4 Early Releases. During the Term, Microsoft will provide to iBEAM, at no charge, successive pre-commercial releases (beta, and where practical as determined by Microsoft in its sole discretion, pre-beta) of Microsoft Software in object code form; provided, however, that nothing herein shall be deemed to require that Microsoft release any additional versions of the Microsoft Software during the Term. Any Microsoft Software provided hereunder may be used by iBEAM only in accordance with the confidentiality and license agreements accompanying such Microsoft Software and, in addition, may be used solely in connection with supporting the provision of iBEAM Services that use Windows Media Technologies. iBEAM understands that pre-release software is not intended for full scale commercial use.

2.5 Preconditions for Microsoft Sponsorship and Support Obligations. Each of Microsoft's obligations under this Section 2 is expressly conditioned upon iBEAM's performance of its obligations under Sections 3.1 through
       3.5 throughout the Term. In addition, because iBEAM has not fully formulated and shared with Microsoft its plans for the iBEAM Services as of the Effective Date, iBEAM agrees to confer in good faith with Microsoft promptly after the Effective Date in order to develop and set forth in writing, no later than ninety (90) days after the Effective Date, mutually approved performance objectives (the "Performance Criteria") for iBEAM's participation in the Broadband Streaming Initiative during the first two (2) years of the Term. If Microsoft reasonably believes that iBEAM has not met or exceeded such Performance Criteria during the first fifteen (15) months of the Term, then Microsoft may notify iBEAM of such determination by providing a written notice identifying the specific Performance Criteria which iBEAM has not met, provided that Microsoft must issue any such notice within ninety (90) days after the fifteen (15) month anniversary of the Effective Date. If, after receiving such a notice, iBEAM does not improve its performance such that it meets the Performance Criteria within sixty (60) days after receiving Microsoft's written notice hereunder, then Microsoft may in its discretion terminate this Agreement effective thirty (30) days after Microsoft provides written notice to iBEAM of such termination.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
                   Microsoft Confidential & Proprietary                   Page 4

2.6 Digital Rights Management Application. To assist iBEAM in conducting an evaluation of Microsoft's Digital Rights Management applications ("DRM") in connection with iBEAM's services and applications related to Streaming Media, Microsoft agrees to provide iBEAM with reasonable access to applicable beta programs and other information on applicable new technologies and technical support offerings, subject to Microsoft's applicable confidentiality and license agreements.

2.7 Account Introductions. Microsoft agrees to use commercially reasonable efforts during the first ninety (90) days after the Effective Date to provide, on a non-exclusive basis, introductions to existing Microsoft account contacts in order to assist iBEAM's efforts to make initial presentations to selected Broadband Streaming Initiative ICP Participants and appropriate ISPs with respect to participation in the Broadband Streaming Initiative. The following is a preliminary list of anticipated accounts as to which Microsoft agrees, if and only to the extent it has appropriate existing contacts at such accounts as of the Effective Date, to use commercially reasonable efforts to introduce iBEAM to, in accordance with the foregoing sentence: [*].

2.8 International Marketing. Microsoft agrees to use commercially reasonable efforts to provide senior iBEAM managers with reasonable access (subject to availability) to Microsoft's applicable senior international managers in order to provide advice on entering international markets in connection with the Broadband Streaming Initiative. Microsoft agrees to make commercially reasonable efforts to help iBEAM identify and make initial executive level presentations to a mutually agreed list of tier one international accounts.

2.9 Reservation of Rights. Except as expressly licensed pursuant to this Agreement, iBEAM shall have no other rights in the Microsoft Software, the Windows Media Player or any other Microsoft software, technology or service provided to iBEAM hereunder. Microsoft retains all right, title and interest in and to the Microsoft Software, the Windows Media Player and any other Microsoft software, technologies and services. Nothing in this Agreement shall be construed, by implication, estoppel or otherwise, as granting iBEAM any rights to any Microsoft software, technology, service or other intellectual property rights.


3      iBEAM Obligations

3.1 Use and Promotion of Windows Media Technologies. Subject to Window Media Technologies being a competitively comparable solution to other Streaming Media technologies (as reasonably determined by iBEAM in good faith based on technology, price, quality and delivery timetables), throughout the Term, including without limitation as part of iBEAM's full services product launch, iBEAM will deploy, describe and promote Microsoft's WMT platform and formats to prospective and actual customers [*] iBEAM may also deploy, describe and promote other Streaming Media platforms or formats. iBEAM agrees to hold its full services platform launch within fifteen (15) days after Microsoft's initial public announcement of its Broadband Streaming Initiative.

       iBEAM's use and promotion of Windows Media Technologies shall further include, without limitation:

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                   Microsoft Confidential & Proprietary                   Page 5

   (a) Content Format. Within thirty (30) days after the Effective Date, and continuing thereafter throughout the Term, all Streaming Media available on the iBEAM Web Site shall be made available in Windows Media Format; provided, however, that nothing herein shall be deemed to prevent iBEAM from making Streaming Media available on such Web site in other formats.

   (b) Deployment of New Applications and Services. Throughout the Term, iBEAM will promote and make available to its customers all new applications and services related to Streaming Media on WMT platforms and in Windows Media Format concurrently with or sooner than iBEAM makes such new applications and services available based on or in conjunction with other Streaming Media technologies or formats, subject to the limitation that iBEAM's obligations hereunder with respect to release schedule parity are subject to Microsoft's providing comparable competitive offerings to other commercially available offerings in the area of Streaming Media technology or formats (as applicable) during the Term.

   (c) Sponsorship. Beginning on the Effective Date and continuing thereafter throughout the Term, iBEAM shall include on all pages of the iBEAM Web Site pages that relate to or contain Streaming Media or applications therefor a prominent "Get Windows Media Player" link logo (the "Windows Media Sponsorship Notice") which links to a Microsoft-authorized Windows Media Player download site, in accordance with the following terms:

       (i) The Windows Media Sponsorship Notice shall appear prominently and Above the fold on each iBEAM Web Site page that contains or provides access to Streaming Media or that materially focuses on any iBEAM Service.

       (ii) On all pages of the iBEAM Web Site, including without limitation those described in Section 3.1(c)(i), in the event iBEAM includes any information or notices concerning Streaming Media technologies or formats other than Windows Media Technologies and Windows Media Format, the Windows Media Sponsorship Notice shall appear on such page in a position at least as favorable in prominence, size and positioning as any other such notice.

       (iii) In all cases, the Windows Media Sponsorship Notice shall be a minimum of 65 by 57 pixels (width by height), and shall conform to all trademark usage standards provided by Microsoft to iBEAM from time to time.

       (iv) Microsoft shall be entitled to substitute a different hypertext link and/or link logo as the Windows Media Sponsorship Notice, subject to the same pixel size restrictions as are set forth in
               Section 3.1(c)(iii), in place of the "Get Windows Media Player" link logo for purposes of this Agreement, including without limitation iBEAM's responsibilities under this Section 3.1(c), upon Microsoft's reasonable advance written notice to iBEAM.

   (d) Additional Promotions. Microsoft and iBEAM will cooperate in good faith to identify and pursue additional opportunities for promotion of Windows Media Technologies in conjunction with the iBEAM Services to U.S.- based ICPs in the

                   Microsoft Confidential & Proprietary                   Page 6

       [*].

   (e) Uses of the Get Windows Media Player Logo. All use by iBEAM of the "Get Windows Media Player" link logo (or any successor logo(s)) in connection with this Agreement is subject to compliance with Microsoft's guidelines relating to the use of such logo(s). The current version of such guidelines as of the Effective Date is set forth in Exhibit B hereto.

3.2 Provision of iBEAM Services to Broadband Streaming Initiative ICP Participants.

   (a) iBEAM agrees to provide six (6) months of iBEAM Services, to be comprised of broadband Streaming Media hosting, distribution and broadcasting services, at no charge (either to Microsoft or the ICP, and without applying Network Credits against the value of such services) to each Broadband Streaming Initiative ICP Participant that Microsoft designates in its discretion as a participant in the Broadband Streaming Initiative; provided, however, that such obligation shall not extend beyond the Term of this Agreement, and the value of such no-charge services in the aggregate for Broadband Streaming Initiative ICPs will not exceed Two Hundred Thousand Dollars ($200,000.00) as calculated using the rates described in Exhibit A. iBEAM will use commercially reasonable efforts to notify Microsoft in writing at least sixty (60) days before it anticipates exceeding the foregoing maximum value of the relevant iBEAM Services.

   (b) [*] iBEAM will install copies of the Microsoft Software and provide its standard level of customer service for such software during the Term in order to support ISPs which Microsoft has designated in its discretion to participate in the Broadband Streaming Initiative. In performing the foregoing obligations, iBeam shall maintain and comply with separate written agreements with Microsoft and/or its licensees with respect to installation and support of the Microsoft Software, and nothing in this Agreement shall be deemed to authorize iBeam to install and/or support such copies of the Microsoft Software.

   (c) In addition to the obligations of iBEAM under Sections 3.2(a) and (b), Microsoft shall be entitled to apply its prepaid Network Credits and thereby obtain iBEAM Services for the benefit of designated ICP Participants in accordance with this Agreement (including without limitation Exhibit A). In the event that Microsoft authorizes iBEAM to provide iBEAM Services that exceed in value (as calculated pursuant to the terms set forth in Exhibit A) the value of then-existing pre-paid balance of Network Credits, Microsoft agrees to pay iBEAM for such iBEAM Services in accordance with iBEAM's then-current pricing to third parties which are purchasing iBEAM Services in aggregate volumes comparable to those being purchased by Microsoft in connection with the use of Network Credits under this Agreement.

3.3  Promotion of Internet Radio Networks.  iBEAM agrees to provide highly
     ------------------------------------
     competitive fixed rate pricing for iBEAM Services to radio networks or stations that iBEAM and Microsoft in

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                   Microsoft Confidential & Proprietary                   Page 7
     their reasonable discretion mutually designate to participate in such manner in the Broadband Streaming Initiative. [*] iBEAM shall provide such fixed rate pricing [*] that each designated radio network or station participates in this program, provided that such customers enter agreements with terms equal to or greater than [*] and agree to make commercially reasonable efforts to promote their use of iBEAM's services.

3.4  Publicity. iBEAM will work with Microsoft to develop a mutually agreeable
     ---------
     press release to be released as soon as possible after the Effective Date, provided that the text of such release must have been approved in writing by each party before its release. In such release, iBEAM shall endorse Windows Media Technologies, and Windows Media Format as being recommended by iBEAM as its recommended platform and formats for its services and applications. Further, subject to the limitations set forth in the next sentence hereof, iBEAM agrees that (a) it will not release or approve any press releases using its name or descriptions of the iBEAM Services, other than in conjunction with promotions of Windows Media Technologies as described above, for [*] before the initial announcement contemplated by the previous sentence, nor for [*] following such initial announcement, and
     (b) at all times during the Term, iBEAM shall not issue or approve press releases from third parties that are inconsistent with the spirit of this
     Section 3.4. Notwithstanding the restrictions set forth in the previous sentence, iBEAM shall be entitled to perform under any contractual obligation existing as of the Effective Date which requires iBEAM to release or approve press releases or making other announcements during the Term; provided, however, that to the extent iBEAM can comply with such contractual obligations and also comply with the time limitations set forth in the previous sentence, it shall do so. During the Term, iBEAM will also work with Microsoft to develop and release joint press announcements, provided that the details of each such announcement must have been approved in writing by each party before it occurs, and iBEAM agrees to provide Microsoft with reasonably detailed information on iBEAM's use of Microsoft technology in its iBEAM Web Site for inclusion in a case study which iBEAM shall be entitled to review and approve. With respect to all approvals contemplated by this Section 3.4, the parties agree not to unreasonably withhold or delay such approvals.

3.5  Reporting and Audits.  By the tenth (10/th/) day of each calendar month
     --------------------
     during the Term (other than the month in which the Effective Date falls), iBEAM shall provide a report to Microsoft setting forth the following information concerning the previous calendar month, to the extent iBEAM's provision of such information to Microsoft does not conflict with any obligation of iBEAM to a customer and is reasonably available from iBEAM's reporting systems (and provided further that if iBEAM's reporting systems do not enable it to provide any element of such reports, iBEAM will promptly confer in good faith with Microsoft to pursue possible ways to enable such reporting systems to provide the requested information):

     (a) The URL and number of page views for pages on the iBEAM Web Site or third party web sites hosted by iBEAM which contain Streaming Media;
     (b) The number of referrals of end users from the iBEAM Web Site or third party web sites hosted by iBEAM to Microsoft's Windows Media Player download site(s);
     (c) Web browsing software share and Streaming Media player share information for the iBEAM Web Site and third party web sites hosted by iBEAM; include version information;

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                   Microsoft Confidential & Proprietary                   Page 8

     (d) The number of streams served, including the total number of .wma, .asx and .asf format files served, by bit rate;
     (e) The average length of a user stream for a single connection to the iBEAM Web Site and third party web sites hosted by iBEAM;
     (f)  The number of streams of pages with feature/streaming technology; and
     (g)  The average number of .wma, .wmx, and .asx files on site.

     iBEAM shall provide all reports hereunder to Microsoft via Microsoft's web reporting system located at [*], or any successor thereto.

     In the event that iBEAM has failed to provide a report as described in this
     Section 3.5 on or before the tenth (10/th/) day of the relevant calendar month, then Microsoft will be entitled to suspend its performance under this Agreement (including without limitation its payment obligations under Section 2.1) until such report has been received. All information provided pursuant to this Section will be deemed to be Confidential Information of iBEAM.

3.6  Additional Trademark Use.  iBEAM further agrees to use all Windows Media
     ------------------------
     Technologies-related logos in accordance with the applicable logo program requirements established by Microsoft in its sole discretion from time to time. In the event that iBEAM fails to comply with Microsoft's then-current logo requirements for participation in the Streaming Media Initiative at any time during the Term, then Microsoft will be entitled, after providing iBEAM with notice of breach and an opportunity to cure such breach within thirty (30) days, to suspend its performance under this Agreement and terminate this Agreement (including without limitation Microsoft's payment obligations under Section 2.1) upon further written notice to iBEAM.

3.7  Technology Development and Testing Discussions.  iBEAM agrees that upon
     ----------------------------------------------
     request and subject to the parties' prior mutual written agreement with respect to applicable intellectual property ownership and licenses, iBEAM will make its appropriate senior technical personnel available to discuss architecture and beta release testing matters with Microsoft in relation to the following areas of mutual interest concerning technology development:
     [*]. Microsoft agrees to provide pre-commercial releases of Microsoft Software as specified under Section 2.4.

3.8  Digital Rights Management Applications.  iBEAM intends to implement and
     --------------------------------------
     license Microsoft Digital Rights Management "DRM" technologies and services in connection with the iBEAM Services, provided, however, that Microsoft technologies and services can be rejected by iBEAM if it evaluates and in good faith reasonably deems them not to be commercially competitive with respect to alternatives in the areas of technology, price, quality, and delivery timetables, taken as a whole. In the event that any such technology or service is reasonably deemed not to be competitive, iBEAM agrees to provide Microsoft a written notice describing in reasonable detail the reason(s) why the Microsoft offering has been deemed not to be competitive and the opportunity to discuss and address such shortfalls. Upon iBEAM's final selection (if any) of Microsoft's DRM technologies and services, the parties further agree to negotiate in good faith for a commercially reasonable period concerning the applicable license and support terms and concerning joint promotional efforts the parties may engage in with respect to iBEAM's implementation of

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                   Microsoft Confidential & Proprietary                   Page 9

    DRM, and upon entering into any such agreement iBEAM agrees that it will deploy, describe and promote Microsoft's DRM technologies and services to prospective and actual customers as its recommended digital rights management solutions for iBEAM services; provided, however, that iBEAM may also deploy, describe and promote other digital rights management solutions.


4.  Additional Understandings

4.1 Corporate Solutions.  Subject to Window Media Technologies being a
    -------------------
    competitively comparable solution to other Streaming Media technologies (as reasonably determined by iBEAM in good faith based on technology, price, quality and delivery timetables) iBEAM agrees to promote Microsoft Software and Windows Media Technologies as its recommended platform and solutions with respect to all Streaming Media-related services and solutions that iBEAM may offer to corporate customers (e.g., to support intranets) during the Term. iBEAM agrees to make good faith efforts to share its product and sales plans for such marketplace with Microsoft promptly upon their development. Microsoft acknowledges that all such prospective plans shall be deemed to be Confidential Information of iBEAM.

4.2 International Service Rollout.  iBEAM agrees to use commercially reasonable
    -----------------------------
    efforts to provide Microsoft [*], subject to the provisions of this Section 4.2, to [*] on then-standard commercial terms to support iBEAM's rollout of its network and services internationally as part of joint ventures and other affiliations in which iBEAM does not independently control technology deployment. In all applicable iBEAM international efforts, iBEAM will endeavor in good faith to provide Microsoft a [*] in order to implement and license Microsoft technologies and services as referenced herein, provided, however, that [*]. iBEAM and its international affiliates may make the final selection based on its sole discretion in accordance with this paragraph.

4.3 Other Opportunities.  iBEAM agrees to notify and offer Microsoft [*], on the
    -------------------
    same basis as described in Section 4.2, with respect to any and all Streaming Media-related initiatives, applications, services and other offerings that iBEAM may develop or offer during the Term of this Agreement. [*]

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

              Microsoft Confidential & Proprietary                       Page 10

5.   Non-Exclusive

Nothing in this Agreement shall be deemed to restrict either party's ability to license, develop, sub-license, manufacture, deploy, support, promote, or distribute software, Content, Streaming Media or any other format or technology, whether or not similar to Windows Media Technologies or any iBEAM Services.


6.   Confidentiality

6.1 Each party shall protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information and in no event using less than a reasonable degree of care. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. Except as expressly provided in this Agreement, no ownership or license rights are granted in any Confidential Information. The other provisions of this Agreement notwithstanding, either party will be permitted to disclose the Confidential Information to their outside legal and financial advisors; and to the extent required by applicable law, provided however that before making any such required filing or disclosure, the disclosing party shall first give written notice of the intended disclosure to the other party, within a reasonable time from the time disclosure is requested and in any event prior to the time when disclosure is to be made, and the disclosing party will exercise best efforts, in cooperation with and at the expense of the other party, consistent with reasonable time constraints, to obtain confidential treatment for all non-public and sensitive provisions of this Agreement, including without limitation dollar amounts and other numerical information.

6.2 The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had rightful and good faith access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.


7.   Warranties and Disclaimers

7.1  Warranties.  Each party warrants and covenants that it has the full power
     ----------
     and authority to enter into and perform according to the terms of this Agreement.

7.2  DISCLAIMERS.  ANY AND ALL SOFTWARE, TECHNOLOGY, SERVICES, CONTENT, OR
     -----------
     INFORMATION PROVIDED BY EITHER PARTY TO THE OTHER

              Microsoft Confidential & Proprietary                       Page 11

     HEREUNDER IS PROVIDED "AS IS," WITHOUT WARRANTY OF ANY KIND. EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT, WITH RESPECT TO ANY SOFTWARE, TECHNOLOGY, SERVICES, CONTENT, OR INFORMATION PROVIDED HEREUNDER.


8.   Indemnity

8.1  Indemnity.  iBEAM shall, at its expense and Microsoft's request, defend
     ---------
     any claim or action brought by a third party against Microsoft, or Microsoft's affiliates, directors, or officers, to the extent it is based upon a claim involving the iBEAM Services and/or the iBEAM Web Site, including without limitation any claim that any iBEAM Services or any Content included in or uploaded to the iBEAM Web Site infringes or violates any copyright, patent, trademark, trade secret, right of publicity, or other intellectual property, proprietary or contractual right of a third party (all such claims or actions being referred to hereinafter as "iBEAM Claims"), and iBEAM will indemnify and hold Microsoft harmless from and against any costs, damages and fees reasonably incurred by Microsoft, including but not limited to fees of outside attorneys and other professionals, that are attributable to such iBEAM Claims. Microsoft shall:
     (a) provide iBEAM reasonably prompt notice in writing of any such iBEAM Claims and permit iBEAM, through counsel chosen by iBEAM, to answer and defend such iBEAM Claims; and (b) provide the entity defending such claim information, assistance and authority, at such entity's expense, to help defend such iBEAM Claims. iBEAM will not be responsible for any settlement made by Microsoft without iBEAM's written permission, which permission will not be unreasonably withheld or delayed. Reasonable withholding of permission may be based upon, among other factors, editorial and business concerns. iBEAM will consult with Microsoft on the choice of any counsel under this Section 8.1. In the event Microsoft receives any iBEAM Claim or Microsoft has reason to believe it may be subject to any iBEAM Claim, Microsoft shall be entitled, upon written notice to iBEAM, to suspend performance under this Agreement (other than Microsoft's obligations under Section 2.1) with respect to the applicable iBEAM Services, iBEAM Web Site or Content thereon until iBEAM has taken steps to Microsoft's satisfaction in order to address the alleged infringement. If iBEAM does not take satisfactory steps to address the alleged infringement within fifteen (15) days after receiving a notice from Microsoft under the foregoing sentence, then Microsoft in its discretion may terminate this Agreement upon written notice to iBEAM and such termination shall be deemed to be a termination for cause for purposes of Section 9.

8.2  Settlement by iBEAM.  Unless iBEAM obtains for Microsoft a complete release
     -------------------
     of all iBEAM Claims thereunder, iBEAM may not settle any iBEAM Claim under this Section 8 on Microsoft's behalf without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld or delayed. Reasonable withholding of permission may be based upon, among other factors, the ability for Microsoft to ship any product. In the event iBEAM and Microsoft agree to settle an iBEAM Claim, iBEAM agrees not to disclose terms of the settlement without first obtaining Microsoft's written permission, which will not be unreasonably withheld or delayed.

              Microsoft Confidential & Proprietary                       Page 12

9.   Termination

9.1  Termination By Either Party.  Either party may suspend performance and/or
     ---------------------------
     terminate this Agreement as expressly provided elsewhere in this Agreement or:

     (a) Immediately upon written notice at any time, if the other party is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Section 6, and fails to cure that breach within [*] after written notice thereof; or

     (b) Immediately upon written notice at any time, if the other party is in material breach of Section 6.

9.2  Effect of Termination.
     ---------------------

     (a) Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

     (b) Termination of this Agreement shall not affect any other agreement between the parties.

     (c) Should either iBEAM or Microsoft terminate for cause pursuant to
         Section 8.1, 9.1(a), or 9.1(b), neither party shall have any further obligations to the other under Sections 2.1-2.9, Section 3.1-3.8, or
         Section 4.1-4.3, with the exception that Microsoft shall be entitled in its discretion either (i) to use, within [*] of such termination, any Network Credits representing amounts previously paid by Microsoft under this Agreement which have not been recouped via use of Network Credits as of the termination of this Agreement; or (ii) to require iBEAM to refund the portion of the Network Credit Fee Amount then having been paid by Microsoft and not (as of the termination date) used to provide iBEAM Services for the parties and purposes specified in Section 2.1 and Exhibit A, provided that in no event shall iBEAM be obligated to refund more than [*] of the total Network Credit Fee Amount paid to iBEAM by Microsoft during the twelve (12) months prior to Termination. Without limiting the generality of the foregoing, Microsoft will have no obligation following termination of this Agreement to make any additional payments or provide any further services to iBEAM under Section 2 of this Agreement.

9.3  Survival.  In the event of termination or expiration of this Agreement for
     --------
     any reason, Sections 1, 2.9, and 5-11 shall survive termination and continue in effect in accordance with their terms.


10. Limitation Of Liabilities

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE,

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

              Microsoft Confidential & Proprietary                       Page 13

ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE MICROSOFT SOFTWARE OR EITHER PARTY'S CONFIDENTIAL INFORMATION, CONTENT, OR SERVICES, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

THIS SECTION SHALL NOT APPLY TO SECTION 6 (REGARDING CONFIDENTIALITY), NOR TO iBEAM'S INDEMNITY OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS AS PROVIDED IN
SECTION 8 OF THIS AGREEMENT.


11.  General Provisions

11.1 Notices.  All notices and requests in connection with this Agreement shall
     -------
     be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested. Any such notices to iBEAM should be sent to the address set forth in the Initial Definitions Table on the first page of this Agreement, and sent to the attention of the iBEAM Contact named in such Initial Definitions Table. Any such notices to Microsoft should be addressed as follows:

     --------------------------------------------------
     Address:
     --------------------------------------------------
     Microsoft Corporation
     One Microsoft Way
     Redmond, WA  98052-6399
     Attention: Patty Jackson
     --------------------------------------------------
     Phone: (425)882-8080
     --------------------------------------------------
     Fax:   (425)936-7329
     --------------------------------------------------
     Copy to: Law and Corporate Affairs
     --------------------------------------------------
     Microsoft Corporation
     One Microsoft Way
     Redmond, WA  98052-6399

     Attention:  Law & Corporate Affairs
     --------------------------------------------------
     Phone: (425)882-8080
     --------------------------------------------------
     Fax:   (425)936-7409
     --------------------------------------------------

     or to such other address as a party may designate pursuant to this notice provision.

11.2 Independent Parties. Nothing in this Agreement shall be construed as
     -------------------
     creating an employer-employee relationship, an agency relationship, a partnership, or a joint venture between the parties.

11.3 Governing Law.  This Agreement will be governed by the laws of the State of
     -------------
     Washington, without reference to the conflict of law principles thereof. Any action or litigation concerning this Agreement will take place exclusively in the federal or state courts in King County, Washington, and the parties expressly consent to jurisdiction of and venue in such courts and waive all defenses of lack of personal jurisdiction and forum non conveniens

              Microsoft Confidential & Proprietary                       Page 14
     with respect to such courts. iBEAM hereby agrees to service of process by mail or other method acceptable under the laws of the State of Washington.

11.4 Attorneys' Fees.  In any action or suit to enforce any right or remedy
     ---------------
     under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

11.5 Assignment.  This Agreement and any rights or obligations hereunder may not
     ----------
     be assigned by iBEAM (including without limitation via merger, stock purchase, a sale of substantially all assets, or otherwise by operation of law) without Microsoft's prior written approval which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, iBEAM may assign this Agreement in its entirety as part of a change in control of iBEAM, provided that the assignee is not a software platform provider (e.g., and without limitation, [*]) and does not develop and license Streaming Media technologies or platforms (e.g., and without limitation [*]); the parties further agree that it shall be deemed reasonable for Microsoft to elect in its discretion not to approve a proposed assignment to a software platform provider or a developer/licensor of Streaming Media technologies or platforms. Any attempted assignment, sub-license, transfer, encumbrance or other disposal by iBEAM which requires Microsoft's approval and which has not been so approved will be void and will constitute a material default and breach of this Agreement for which Microsoft may terminate this Agreement in accordance with Section 9.1. Except as otherwise provided, this Agreement will be binding upon and inure to the benefit of the parties' successors and lawful assigns.

11.6 Force Majeure.  Neither party shall be liable to the other under this
     -------------
     Agreement for any delay or failure to perform its obligations under this Agreement if such delay or failure arises from any cause(s) beyond such party's reasonable control, including by way of example labor disputes, strikes, acts of God, floods, fire, lightning, utility or communications failures, earthquakes, vandalism, war, acts of terrorism, riots, insurrections, embargoes, or laws, regulations or orders of any governmental entity.

11.7 Construction.  If for any reason a court of competent jurisdiction finds
     ------------
     any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

11.8 Entire Agreement.  This Agreement does not constitute an offer by Microsoft
     ----------------
     and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of iBEAM and Microsoft by their respective duly authorized representatives.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

              Microsoft Confidential & Proprietary                       Page 15

------------------------------------------------------------------------------
MICROSOFT CORPORATION                          IBEAM BROADCASTING
                                               CORPORATION
------------------------------------------------------------------------------


By: /s/ William Poole                          By: /s/ Chris Dier
------------------------------------------------------------------------------


Name (print): William Poole                    Name (print): Chris Dier
------------------------------------------------------------------------------


Title: General Manager                         Title: C.F.O.
------------------------------------------------------------------------------


Date: 9/22/99                                  Date: 9/20/99
------------------------------------------------------------------------------

              Microsoft Confidential & Proprietary                       Page 16

                                   EXHIBIT A

                           IBEAM SERVICES GUIDELINES


1.   Approval of Program Participants
     --------------------------------

     Microsoft shall have sole discretion regarding the designation of Broadband Streaming Initiative ICP Participants and allocation of Network Credits for use by such entities and/or Microsoft's internal use under this Agreement.
Microsoft shall make reasonable efforts to provide Network Credits to customers and programs that iBEAM recommends for the Broadband Streaming Initiative. In no event shall iBEAM provide any Microsoft Confidential Information to any customer or prospective customer except with Microsoft's express written approval. Microsoft shall notify iBEAM from time to time in writing of approved Broadband Streaming Initiative ICP Participants, the particular iBEAM Services to be used by each such entity pursuant to this Agreement, and the approved allocation of Network Credits among such entities and Microsoft (if applicable). Microsoft and iBEAM will cooperate in good faith following the Effective Date to develop and implement operational procedures, including prior approvals for sales programs, to coordinate the use of Network Credits in accordance with this Agreement.

2.   Terms of Service
     ----------------

     Notwithstanding anything to the contrary in the foregoing paragraph, the relationship between iBEAM and any Broadband Streaming Initiative ICP Participant shall be separate from iBEAM's relationship with Microsoft and iBEAM shall have the right to choose, in its sole discretion, not to do business with any Broadband Streaming Initiative ICP Participant. iBEAM shall enter into a separate agreement, in a timely manner, with each Broadband Streaming Initiative ICP Participant to which iBEAM intends to provide iBEAM Services pursuant to this Agreement, and iBEAM shall perform all such iBEAM Services in a manner as mutually agreed upon by iBEAM and each such Broadband Streaming Initiative ICP Participant. iBEAM shall be solely responsible for all services it provides to Broadband Streaming Initiative ICP Participants, including without limitation the iBEAM Services, and for enforcing the terms of any services or other agreements it enters into with Broadband Streaming Initiative ICP Participants.

     At Microsoft's sole discretion, iBEAM may perform iBEAM Services for Microsoft acting on behalf of a Broadband Streaming Initiative ICP Participant, in which event such provision of iBEAM Services shall be subject to the terms of this Agreement and any further services agreement that Microsoft and iBEAM may mutually agree upon.

3.   Rate Schedule
     -------------

     [*] Net Credits consumed by iBEAM customers shall be in accordance with terms mutually approved by Microsoft and iBEAM and included in the operational procedures specified in paragraph 1 above.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


              Microsoft Confidential & Proprietary                       Page 17

                                   EXHIBIT B

                         Get Windows Media(TM) player
                              Link Logo Guidelines

Get Windows Media(TM) Player logo usage instructions
----------------------------------------------------

To put the logo and link on your Web site, follow these easy steps:
  1. Read our policy below on using the Get Windows Media Player logo.

  2. Copy the Get Windows Media Player logo.gif file image to your desktop.

     [ICON APPEARS HERE]

  3. Move the Get Windows Media Player logo .gif file from your desktop to your Web server.

  4. Insert the following HTML code on your Web page.  Be sure to point the (IMG
     SRC) to the location of the Get Windows Media Player logo .gif file on your server:

     (BR)(CENTER)
     (A HREF="http://www.microsoft.com/windows/mediaplayer/download/default.
      asp")
     (IMG SRC="type path to logo image here" WIDTH="65"
     HEIGHT="57" BORDER="0"
     ALT="Get Windows Media Player" VSPACE="7")(/A)
     (/CENTER)(BR)

  5. You can modify this HTML code to fit your formatting as long as you follow the guidelines outlined below.

  Get Windows Media(TM) Player logo usage guidelines
  --------------------------------------------------

1. Except as Microsoft may authorize elsewhere, non-Microsoft Web sites may display only the Get Windows Media(YM) Player logo provided above ("Logo"). By downloading the Logo to your Web site, you agree to be bound by these Policies.

2. You may only display the Logo on your Web site, and not in any other manner. It must always be an active link to the download page for the Windows Media Player at http://www.microsoft.com/windows/mediaplayer/download/default.asp.

3. The Logo GIF image includes the words "Get Windows Media Player" describing the significance of the Logo on your site (that the Logo is a link to the download page for the Microsoft Windows Media Player, not an endorsement of your site). You may not remove or alter any element of the Logo.

4. The Logo may be displayed only on Web pages that make accurate references to Microsoft or its products or services or as otherwise authorized by Microsoft. Your Web page title and other trademarks and logos must appear at least as prominently as the Logo. You may not display the Logo in any manner that implies sponsorship, endorsement, or license by Microsoft except as expressly authorized by Microsoft.

5. The Logo must appear by itself, with a minimum spacing (30 pixels) between each side of the Logo and other distinctive graphic or textual elements on your page. The Logo may not be displayed as a feature or design element of any other logo.

6. You may not alter the Logo in any manner, including size, proportions, colors, elements, or animate, morph, or otherwise distort its perspective or appearance, except in the event expressly authorized by Microsoft.

              Microsoft Confidential & Proprietary                       Page 18

7. You may not display the Logo on any site that infringes any Microsoft intellectual property or other rights, or violates any state, federal, or international law.

8. These Policies do not grant a license or any other right to Microsoft's logos or trademarks. Microsoft reserves the right at its sole discretion to terminate or modify permission to display the Logo at any time. Microsoft reserves the right to take action against any use that does not conform to these Policies, infringes any Microsoft intellectual property or other right, or violates other applicable law.

9. MICROSOFT DISCLAIMS ANY WARRANTIES THAT MAY BE EXPRESS OR IMPLIED BY LAW REGARDING THE LOGO, INCLUDING WARRANTIES AGAINST INFRINGEMENT.

(C)1999 Microsoft Corporation.  All rights reserved.  Terms of Use.

              Microsoft Confidential & Proprietary                       Page 19